QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
January 3, 2003

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-33379 (Commission File Number)	36-4459170 (IRS Employer Identification No.)
30 South Wacker Drive, Chicago, Illinois 60606 (Address of Principal Executive Office) ZipCode

Registrant's telephone number, including area code: (312) 930-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.    Regulation FD Disclosure.

        On January 3, 2003, Chicago Mercantile Exchange Holdings Inc. issued a press release announcing that its subsidiary, Chicago Mercantile Exchange Inc., has signed an agreement to resolve an indemnification dispute with Euronext-Paris S.A related to CME's $15 million settlement in August 2002 of the Wagner Patent litigation. Under the agreement, Euronext will pay CME U.S. $7.5 million, representing half of the total cost of CME's settlement with eSpeed.

        A copy of the press release, dated January 3, 2003, is attached hereto as Exhibit 99.1.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 3, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. Registrant
Date: January 3, 2003	By:	/s/ CRAIG S. DONOHUE Craig S. Donohue Managing Director and Chief Administrative Officer

QuickLinks

  ITEM 9. Regulation FD Disclosure.
EXHIBIT INDEX
SIGNATURES